UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2006

VIDEO DISPLAY CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Road
Tucker, Georgia		30084
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 938-2080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The Company has not been able to file its Quarterly Report on Form 10-Q for the quarter ended November 30, 2005 on a timely basis due to unresolved issues relating to its accounting for certain non-income tax-based franchise taxes and the treatment of foreign subsidiary losses for income tax purposes in the fiscal year ended February 28, 2005 and several prior fiscal years. The Company has identified transactions totaling approximately $400,000 related to these tax accounting issues, and is working with its current independent public accounting firm and its previous firm of independent public accountants to resolve these issues and file its Form 10-Q as soon as possible. The Company expects that due to this late filing it will receive a notice from The Nasdaq Stock Market regarding the delisting of the Company’s shares on Nasdaq due to the late filing of the Form 10-Q, subject to the Company having a right to appeal such delisting decision before it goes into effect. The Company will make an appropriate announcement at that time regarding the notice from The Nasdaq Stock Market and the steps the Company intends to take to continue its listing.

The information in this Item 2.02 of this Form 8-K, including Exhibit 99.1 attached, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release of Video Display Corporation, dated January 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2006	VIDEO DISPLAY CORPORATION

	By:	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer